AMENDMENT TO THE
                        INTERNATIONAL GENETIC ENGINEERING
                       1985 NONQUALIFIED STOCK OPTION PLAN


     Effective as of October 30, 1996, pursuant to Board action on such date, the International Genetic Engineering 1985 Nonqualified Stock Option Plan (the "Ingene Plan") is hereby amended as follows:

     1. Section 4(a) of the Ingene Plan is amended by adding the following at the end thereof:


         "Notwithstanding anything in the Plan to the contrary, effective October 30, 1996, the Plan will be administered by either the full Board of Directors (without regard to the number of "non-employee directors" (as defined below) on the Board) or, if appointed by the Board, a committee thereof comprised of at least two (2) "non-employee directors." "Non-employee director" has the meaning set forth in Rule 16b-3(b)(3) of the Securities and Exchange Commission as amended in 1996 (or any successor provision thereto). Such director will not be required to be a "disinterested person" within the meaning of previous Rule 16b-3. However, the mere fact that a Committee member shall fail to qualify as a non-employee director shall not invalidate any options granted by the Committee which are otherwise validly granted under the Plan."